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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                         ------------------------------

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                        (FORMERLY BANKERS TRUST COMPANY)
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

60 WALL STREET
NEW YORK, NEW YORK                                            10005
(Address of principal                                         (Zip Code)
executive offices)

            DEUTSCHE BANK TRUST COMPANY AMERICAS
            ATTENTION: WILL CHRISTOPH
            LEGAL DEPARTMENT
            1301 6TH AVENUE, 8TH FLOOR
            NEW YORK, NEW YORK  10019
            (212) 469-0378
            (Name, address and telephone number of agent for service)
       -------------------------------------------------------------------

                               EMCORE CORPORATION
             (Exact name of Registrant as specified in its charter)

    NEW JERSEY                                            22-2746503
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                                145 BELMONT DRIVE
                           SOMERSET, NEW JERSEY 08873
                                 (732) 271-9090
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE MAY 15, 2011
                       (TITLE OF THE INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee.

         (a)  Name and address of each examining or supervising authority to which it is subject.

         NAME                                                 ADDRESS
         ----                                                 -------

         Federal Reserve Bank (2nd District)                  New York, NY
         Federal Deposit Insurance Corporation                Washington, D.C.
         New York State Banking Department                    Albany, NY

         (b)  Whether it is authorized to exercise corporate trust powers.
              Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

ITEM 3. -15. NOT APPLICABLE

ITEM 16. LIST OF EXHIBITS.

         EXHIBIT 1 -         Restated Organization Certificate of Bankers Trust
                             Company dated August 6, 1998, Certificate of
                             Amendment of the Organization Certificate of
                             Bankers Trust Company dated September 25, 1998,
                             Certificate of Amendment of the Organization
                             Certificate of Bankers Trust Company dated December
                             16, 1998, and Certificate of Amendment of the
                             Organization Certificate of Bankers Trust Company
                             dated February 22, 2002, copies attached.

         EXHIBIT 2 -         Certificate of Authority to commence business -
                             Incorporated herein by reference to Exhibit 2 filed
                             with Form T-1 Statement, Registration No. 33-21047.

         EXHIBIT 3 -         Authorization of the Trustee to exercise corporate
                             trust powers - Incorporated herein by reference to
                             Exhibit 2 filed with Form T-1 Statement,
                             Registration No. 33-21047.

         EXHIBIT 4 -         Existing By-Laws of Bankers Trust Company, as
                             amended on April 15, 2002. Copy attached.

                                       -2-

         EXHIBIT 5 -         Not applicable.

         EXHIBIT 6 -         Consent of Bankers Trust Company required by
                             Section 321(b) of the Act. - Incorporated herein by
                             reference to Exhibit 4 filed with Form T-1
                             Statement, Registration No. 22-18864.

         EXHIBIT 7 -         The latest report of condition of Deutsche Bank
                             Trust Company Americas dated as of September 30,
                             2003. Copy attached.

         EXHIBIT 8 -         Not Applicable.

         EXHIBIT 9 -         Not Applicable.

                                       -3-

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York,
on this 19th day of December, 2003.

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS

                                                /s/ Dorothy Robinson
                                                --------------------
                                            By: Dorothy Robinson
                                                Vice President

                                       -4-

                               State of New York,

                               BANKING DEPARTMENT

         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New
York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF
AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION
8005 OF THE BANKING LAW," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of
         New York, this 25TH day of SEPTEMBER in the Year of our Lord one thousand nine hundred and NINETY-EIGHT.

                                                /s/  Manuel Kursky
                                                ------------------------------
                                                Deputy Superintendent of Banks

                                    RESTATED
                                  ORGANIZATION
                                   CERTIFICATE
                                       OF
                              BANKERS TRUST COMPANY

                          ----------------------------

                               Under Section 8007
                               Of the Banking Law

                          ----------------------------

                              Bankers Trust Company
                           1301 6th Avenue, 8th Floor
                              New York, N.Y. 10019

Counterpart Filed in the Office of the Superintendent of Banks, State of
New York, August 31, 1998

                        RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                  BANKERS TRUST
                      Under Section 8007 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing
Director and an Assistant Secretary and a Vice President and an Assistant
Secretary of BANKERS TRUST COMPANY, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of the corporation was filed by the
Superintendent of Banks of the State of New York on March 5, 1903.

         3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:

         "Certificate of Organization of Bankers Trust Company

         Know All Men By These Presents That we, the undersigned, James A.
Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A.
Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H.
Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C.
Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New
York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

         I. The name by which the said corporation shall be known is Bankers
Trust Company.

         II. The place where its business is to be transacted is the City of New
York, in the State of New York.

         III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six
Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred
Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667)
shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series
Preferred Stock.

         (a) Common Stock

         1. Dividends: Subject to all of the rights of the Series Preferred
Stock, dividends may be declared and paid or set apart for payment upon the
Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

         2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series
Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common
Stock being entitled to one vote for each share thereof held.

         3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the
Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series
Preferred Stock.

         4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

         (b) Series Preferred Stock

         1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series
Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which
         number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the
         Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                  (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                  (iii) Whether or not the share of such series shall be
         redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                  (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

                  (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

                  (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

         All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to
(vii) inclusive above.

         2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common
Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

         All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the
Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred
Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

         3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series
Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

         4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series
Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of
Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the
Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

         5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of
Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of
Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

         6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

         (c) Provisions relating to Floating Rate Non-Cumulative Preferred
Stock, Series A. (Liquidation value $1,000,000 per share.)

         1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A"
(hereinafter called "Series A Preferred Stock").

         2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

         3. Dividends:

         (a) Dividend Payments Dates. Holders of the Series A Preferred Stock
shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the
"Issue Date") and such dividends will be payable on March 28, June 28, September
28 and December 28 of each year ("Dividend Payment Date") commencing September
28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend
Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the
Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

         (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

                  (i) On the Dividend Determination Date, LIBOR will be
         determined on the basis of the offered rates for deposits in U.S.
         dollars having a maturity of three months commencing on the second
         London Business Day immediately following such Dividend Determination
         Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00
         A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such
         Dividend Determination Date will be determined as described in paragraph (ii) below.

                  (ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters
         Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London
         Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is
         representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such
         Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend
         Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such
         Dividend Determination Date for loans in U.S. dollars to leading
         European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend
         Determination Date and in a principal amount of not less than
         $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend
         Period.

                  (iii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend
         Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S.
dollars are transacted in the London interbank market.

         4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

         So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A
Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A
Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series
Preferred Stock which are granted such voting rights (of which the Series A
Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

         The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

         5. Liquidation: Subject to the provisions of section (b) of this
Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of
Series A Preferred Stock shall be entitled to no other payments.

         6. Redemption: Subject to the provisions of section (b) of this Article
III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of
$1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

         At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

         In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred
Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the
Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of
Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of
Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

         IV. The name, residence and post office address of each member of the corporation are as follows:

                 Name                    RESIDENCE                              POST OFFICE ADDRESS
                 ----                    ---------                              -------------------

James A. Blair                           9 West 50th Street,                    33 Wall Street,
                                           Manhattan, New York City               Manhattan, New York City

James G. Cannon                          72 East 54th Street,                   14 Nassau Street,
                                           Manhattan New York City                Manhattan, New York City

E. C. Converse                           3 East 78th Street,                    139 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

Henry P. Davison                         Englewood,                             2 Wall Street,
                                           New Jersey                             Manhattan, New York City

Granville W. Garth                       160 West 57th Street,                  33 Wall Street
                                           Manhattan, New York City               Manhattan, New York City

A. Barton Hepburn                        205 West 57th Street                   83 Cedar Street
                                           Manhattan, New York City               Manhattan, New York City

William Logan                            Montclair,                             13 Nassau Street
                                           New Jersey                             Manhattan, New York City

George W. Perkins                        Riverdale,                             23 Wall Street,
                                           New York                               Manhattan, New York City

William H. Porter                        56 East 67th Street                    270 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

John F. Thompson                         Newark,                                143 Liberty Street,
                                           New Jersey                             Manhattan, New York City

Albert H. Wiggin                         42 West 49th Street,                   214 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

Samuel Woolverton                        Mount Vernon,                          34 Wall Street,
                                           New York                               Manhattan, New York City

Edward F.C. Young                        85 Glenwood Avenue,                    1 Exchange Place,
                                           Jersey City, New Jersey                Jersey City, New Jersey

         V. The existence of the corporation shall be perpetual.

         VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the
State of New York.

         VII. The number of directors of the corporation shall not be less than
10 nor more than 25."

         4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on
July 21, 1998.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this
6th day of August, 1998.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this
6th day of August, 1998.

                                           /s/  James T. Byrne, Jr.
                                          ---------------------------
                                                James T. Byrne, Jr.
                                          Managing Director and Secretary

                                           /s/   Lea Lahtinen
                                          ---------------------------
                                                 Lea Lahtinen
                                        Vice President and Assistant Secretary

State of New York                   )
                                    )  ss:
County of New York                  )

         Lea Lahtinen, being duly sworn, deposes and says that she is a Vice
President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                         /s/ Lea Lahtinen
                                                        ----------------------
                                                             Lea Lahtinen

Sworn to before me this 6th day of August, 1998.

         /s/ Sandra L. West
        -----------------------
             Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 1998

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT

        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New
York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION
CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8007 OF THE BANKING LAW,"
dated August 6, 1998, providing for the restatement of the Organization
Certificate and all amendments into a single certificate.

WITNESS, my hand and official seal of the Banking Department at the City of
        New York, this 31ST day of AUGUST in the Year of our Lord one thousand nine hundred and NINETY-EIGHT.

                                                   /s/  Manuel Kursky
                                                  ------------------------------
                                                  DEPUTY Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing
Director and Secretary and a Vice President and an Assistant Secretary of
Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the
Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six
         Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred
         Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven
         (200,166,667) shares with a par value of $10 each designated as Common
         Stock and 1000 shares with a par value of One Million Dollars
         ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six
         Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into
         Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred
         Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One
         Million Dollars ($1,000,000) each designated as Series Preferred
         Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this
25th day of September, 1998

                                           /s/     James T. Byrne, Jr.
                                          --------------------------------
                                                   James T. Byrne, Jr.
                                          Managing Director and Secretary

                                           /s/     Lea Lahtinen
                                          --------------------------------
                                                   Lea Lahtinen
                                          Vice President and Assistant Secretary

State of New York                   )
                                    )  ss:
County of New York                  )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice
President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                           /s/     Lea Lahtinen
                                          --------------------------------
                                                   Lea Lahtinen

Sworn to before me this 25th day
of  September, 1998

   /s/      Sandra L. West
  -----------------------------------
             Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT

         I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of
New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF
AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION
8005 OF THE BANKING LAW," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of
         New York, this 18TH day of DECEMBER in the Year of our Lord one thousand nine hundred and NINETY-EIGHT.

                                                   /s/     P. Vincent Conlon
                                                  ------------------------------
                                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing
Director and Secretary and a Vice President and an Assistant Secretary of
Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the
Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six
         Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into
         Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred
         Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One
         Million Dollars ($1,000,000) each designated as Series Preferred
         Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred
         Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight
         Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One
         Million Dollars ($1,000,000) each designated as Series Preferred
         Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this
16th day of December, 1998

                                          /s/     James T. Byrne, Jr.
                                         --------------------------------
                                                  James T. Byrne, Jr.
                                         Managing Director and Secretary

                                          /s/     Lea Lahtinen
                                         --------------------------------
                                                  Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York                   )
                                    )  ss:
County of New York                  )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice
President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                          /s/     Lea Lahtinen
                                         --------------------------------
                                                  Lea Lahtinen

Sworn to before me this 16th day
of December, 1998

   /s/   Sandra L. West
  ----------------------------
         Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

                              BANKERS TRUST COMPANY

                        ASSISTANT SECRETARY'S CERTIFICATE

I, Lea Lahtinen, Vice President and Assistant Secretary of Bankers Trust
Company, a corporation duly organized and existing under the laws of the State of New York, the United States of America, do hereby certify that attached copy of the Certificate of Amendment of the Organization Certificate of Bankers Trust
Company, dated February 27, 2002, providing for a change of name of Bankers
Trust Company to Deutsche Bank Trust Company Americas and approved by the New
York State Banking Department on March 14, 2002 to effective on April 15, 2002, is a true and correct copy of the original Certificate of Amendment of the
Organization Certificate of Bankers Trust Company on file in the Banking
Department, State of New York.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Bankers
Trust Company this 4th day of April, 2002.

[SEAL]

                            /s/ Lea Lahtinen
                            ----------------------------------------------------
                            Lea Lahtinen, Vice President and Assistant Secretary
                            Bankers Trust Company

State of New York          )
                           )        ss.:
County of New York         )

On the 4th day of April in the year 2002 before me, the undersigned, a Notary
Public in and for said state, personally appeared Lea Lahtinen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Sonja K. Olsen
----------------------
Notary Public

                                 SONJA K. OLSEN
                        Notary Public, State of New York
                                 No. 01OL4974457
                          Qualified in New York County
                      Commission Expires November 13, 2002

                               State of New York,

                               Banking Department

I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York,
DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF
THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY under Section 8005 of the
Banking Law" dated February 27, 2002, providing for a change of name of BANKERS
TRUST COMPANY to DEUTSCHE BANK TRUST COMPANY AMERICAS.

Witness, my hand and official seal of the Banking Department at the City of
         New York, this 14th day of March two thousand and two.

                                                  /s/ P. Vincent Conlon
                                                  ------------------------------
                                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                       OF

                              BANKERS TRUST COMPANY

                      Under Section 8005 of the Banking Law

                                -----------------

We, James T. Byrne Jr., and Lea Lahtinen, being respectively the Secretary, and
Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

1. The name of corporation is Bankers Trust Company.

2. The organization certificate of said corporation was filed by the
Superintendent of Banks on the 5th day of March, 1903.

3. Pursuant to Section 8005 of the Banking Law, attached hereto as Exhibit A is a certificate issued by the State of New York, Banking Department listing all of the amendments to the Organization Certificate of Bankers Trust Company since its organization that have been filed in the Office of the Superintendent of
Banks.

4. The organization certificate as heretofore amended is hereby amended to change the name of Bankers Trust Company to Deutsche Bank Trust Company Americas
to be effective on April 15, 2002.

5. The first paragraph number 1 of the organization of Bankers Trust Company with the reference to the name of the Bankers Trust Company, which reads as follows:

         "1. The name of the corporation is Bankers Trust Company."

is hereby amended to read as follows effective on April 15, 2002:

         "1. The name of the corporation is Deutsche Bank Trust Company
Americas."

6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, we have made and subscribed this certificate this 27th day of February, 2002.

                                      /s/ James T. Byrne Jr.
                                      ------------------------------------------
                                          James T. Byrne Jr.
                                          Secretary

                                      /s/ Lea Lahtinen
                                      ------------------------------------------
                                          Lea Lahtinen
                                          Vice President and Assistant Secretary

State of New York          )
                           )        ss.:
County of New York         )

Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements therein contained are true.

                                                      /s/ Lea Lahtinen
                                                      --------------------------
                                                          Lea Lahtinen

Sworn to before me this 27th day
of February, 2002

/s/ Sandra L. West
----------------------------
Notary Public

                                 SANDRA L. WEST
                        Notary Public, State of New York
                                 No. 01WE4942401
                          Qualified in New York County
                      Commission Expires September 19, 2002

                                      -1-
                                                                       EXHIBIT A

                                State of New York

                               Banking Department

I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York,
DO HEREBY CERTIFY:

THAT, the records in the Office of the Superintendent of Banks indicate that
BANKERS TRUST COMPANY is a corporation duly organized and existing under the laws of the State of New York as a trust company, pursuant to Article III of the
Banking Law; and

THAT, the Organization Certificate of BANKERS TRUST COMPANY was filed in the
Office of the Superintendent of Banks on March 5, 1903, and such corporation was authorized to commence business on March 24, 1903; and

THAT, the following amendments to its Organization Certificate have been filed in the Office of the Superintendent of Banks as of the dates specified:

         Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on January 14, 1905

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on August 4, 1909

         Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on February 1, 1911

         Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on June 17, 1911

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on August 8, 1911

         Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on August 8, 1911

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on March 21, 1912

         Certificate of Amendment of Certificate of Incorporation providing for a decrease in number of directors - filed on January 15, 1915

                                      -2-

         Certificate of Amendment of Certificate of Incorporation providing for a decrease in number of directors - filed on December 18, 1916

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on April 20, 1917

         Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on April 20, 1917

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on December 28, 1918

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on December 4, 1919

         Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on January 15, 1926

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on June 12, 1928

         Certificate of Amendment of Certificate of Incorporation providing for a change in shares - filed on April 4, 1929

         Certificate of Amendment of Certificate of Incorporation providing for a minimum and maximum number of directors - filed on January 11, 1934

         Certificate of Extension to perpetual - filed on January 13, 1941

         Certificate of Amendment of Certificate of Incorporation providing for a minimum and maximum number of directors - filed on January 13, 1941

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on December 11, 1944

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed January 30, 1953

         Restated Certificate of Incorporation - filed November 6, 1953

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on April 8, 1955

                                      -3-

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on February 1, 1960

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on July 14, 1960

         Certificate of Amendment of Certificate of Incorporation providing for a change in shares - filed on September 30, 1960

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on January 26, 1962

         Certificate of Amendment of Certificate of Incorporation providing for a change in shares - filed on September 9, 1963

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on February 7, 1964

         Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on February 24, 1965

         Certificate of Amendment of the Organization Certificate providing for a decrease in capital stock - filed January 24, 1967

         Restated Organization Certificate - filed June 1, 1971

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed October 29, 1976

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 22, 1977

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed August 5, 1980

         Restated Organization Certificate - filed July 1, 1982

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 27, 1984

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed September 18, 1986

                                      -4-

         Certificate of Amendment of the Organization Certificate providing for a minimum and maximum number of directors - filed January 22, 1990

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 28, 1990

         Restated Organization Certificate - filed August 20, 1990

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 26, 1992

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed March 28, 1994

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 23, 1995

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 27, 1995

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed March 21, 1996

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 27, 1996

         Certificate of Amendment to the Organization Certificate providing for an increase in capital stock - filed June 27, 1997

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed September 26, 1997

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 29, 1997

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed March 26, 1998

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 23, 1998

                                      -5-

         Restated Organization Certificate - filed August 31, 1998

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed September 25, 1998

         Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 18, 1998; and

         Certificate of Amendment of the Organization Certificate providing for a change in the number of directors - filed September 3, 1999; and

THAT, no amendments to its Restated Organization Certificate have been filed in the Office of the Superintendent of Banks except those set forth above; and
attached hereto; and

I DO FURTHER CERTIFY THAT, BANKERS TRUST COMPANY is validly existing as a banking organization with its principal office and place of business located at
130 Liberty Street, New York, New York.

WITNESS, my hand and official seal of the Banking Department at the City of New
York this 16th day of October in the Year Two Thousand and One.

                                                /s/ P. Vincent Conlon
                                                ------------------------------
                                                Deputy Superintendent of Banks

                                      -6-

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                     BY-LAWS

                                 APRIL 15, 2002

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                    NEW YORK

                                       -7-

                                     BY-LAWS
                                       OF

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of this Company shall be held at the office of the Company in the Borough of Manhattan, City of New York, in
January of each year, for the election of directors and such other business as may properly come before said meeting.

SECTION 2. Special meetings of stockholders other than those regulated by statute may be called at any time by a majority of the directors. It shall be the duty of the Chairman of the Board, the Chief Executive Officer, the
President or any Co-President to call such meetings whenever requested in writing to do so by stockholders owning a majority of the capital stock.

SECTION 3. At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the capital stock of the
Company, in order to constitute a quorum, except at special elections of directors, as provided by law, but less than a quorum shall have power to adjourn any meeting.

SECTION 4. The Chairman of the Board or, in his absence, the Chief Executive
Officer or, in his absence, the President or any Co-President or, in their absence, the senior officer present, shall preside at meetings of the stockholders and shall direct the proceedings and the order of business. The
Secretary shall act as secretary of such meetings and record the proceedings.

                                   ARTICLE II

                                    DIRECTORS

SECTION 1. The affairs of the Company shall be managed and its corporate powers exercised by a Board of Directors consisting of such number of directors, but not less than seven nor more than fifteen, as may from time to time be fixed by resolution adopted by a majority of the directors then in office, or by the stockholders. In the event of any increase in the number of directors, additional directors may be elected within the limitations so fixed, either by the stockholders or within the limitations imposed by law, by a majority of directors then in office. One-third of the number of directors, as fixed from time to time, shall constitute a quorum. Any one or more members of the Board of
Directors or any Committee thereof may participate in a meeting of the Board of
Directors or Committee thereof by means of a conference telephone, video conference or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

All directors hereafter elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified.

                                      -8-

No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2. Vacancies not exceeding one-third of the whole number of the Board of
Directors may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term.

SECTION 3. The Chairman of the Board shall preside at meetings of the Board of
Directors. In his absence, the Chief Executive Officer or, in his absence the
President or any Co-President or, in their absence such other director as the
Board of Directors from time to time may designate shall preside at such meetings.

SECTION 4. The Board of Directors may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, not inconsistent with the laws of the State of New York, or these By-Laws, and all officers and employees shall strictly adhere to, and be bound by, such Rules and Regulations.

SECTION 5. Regular meetings of the Board of Directors shall be held from time to time provided, however, that the Board of Directors shall hold a regular meeting not less than six times a year, provided that during any three consecutive calendar months the Board of Directors shall meet at least once, and its
Executive Committee shall not be required to meet at least once in each thirty day period during which the Board of Directors does not meet. Special meetings of the Board of Directors may be called upon at least two day's notice whenever it may be deemed proper by the Chairman of the Board or, the Chief Executive
Officer or, the President or any Co-President or, in their absence, by such other director as the Board of Directors may have designated pursuant to Section
3 of this Article, and shall be called upon like notice whenever any three of the directors so request in writing.

SECTION 6. The compensation of directors as such or as members of committees shall be fixed from time to time by resolution of the Board of Directors.

                                   ARTICLE III

                                   COMMITTEES

SECTION 1. There shall be an Executive Committee of the Board consisting of not less than five directors who shall be appointed annually by the Board of
Directors. The Chairman of the Board shall preside at meetings of the Executive
Committee. In his absence, the Chief Executive Officer or, in his absence, the
President or any Co-President or, in their absence, such other member of the
Committee as the Committee from time to time may designate shall preside at such meetings.

The Executive Committee shall possess and exercise to the extent permitted by law all of the powers of the Board of Directors, except when the latter is in session, and shall keep minutes of its proceedings, which shall be presented to the Board of Directors at its next subsequent meeting. All acts done and powers and authority conferred by the Executive Committee from time to time

                                      -9-

shall be and be deemed to be, and may be certified as being, the act and under the authority of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the Committee may act only by the concurrent vote of not less than one-third of its members, at least one of who must be a director other than an officer. Any one or more directors, even though not members of the Executive Committee, may attend any meeting of the Committee, and the member or members of the Committee present, even though less than a quorum, may designate any one or more of such directors as a substitute or substitutes for any absent member or members of the Committee, and each such substitute or substitutes shall be counted for quorum, voting, and all other purposes as a member or members of the Committee.

SECTION 2. There shall be an Audit Committee appointed annually by resolution adopted by a majority of the entire Board of Directors which shall consist of such number of directors, who are not also officers of the Company, as may from time to time be fixed by resolution adopted by the Board of Directors. The
Chairman shall be designated by the Board of Directors, who shall also from time to time fix a quorum for meetings of the Committee. Such Committee shall conduct the annual directors' examinations of the Company as required by the New York
State Banking Law; shall review the reports of all examinations made of the
Company by public authorities and report thereon to the Board of Directors; and
shall report to the Board of Directors such other matters as it deems advisable with respect to the Company, its various departments and the conduct of its operations.

In the performance of its duties, the Audit Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of the
Company, to make studies of the Company's assets and liabilities as the
Committee may request and to make an examination of the accounting and auditing methods of the Company and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Company, including its fiduciary departments, are being audited by the General Auditor in such a manner as to provide prudent and adequate protection. The Committee also may direct the General Auditor to make such investigation as it deems necessary or advisable with respect to the
Company, its various departments and the conduct of its operations. The
Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairman.

SECTION 3. The Board of Directors shall have the power to appoint any other
Committees as may seem necessary, and from time to time to suspend or continue the powers and duties of such Committees. Each Committee appointed pursuant to this Article shall serve at the pleasure of the Board of Directors.

                                      -10-

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer; and shall also elect a President, or two or more Co-Presidents, and may also elect, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Managing Directors, one or more
Senior Vice Presidents, one or more Directors, one or more Vice Presidents, one or more General Managers, a Secretary, a Controller, a Treasurer, a General
Counsel, a General Auditor, a General Credit Auditor, who need not be directors.
The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the
Board. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President or any Co-President, or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the
Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive
Officer or, in their absence, the President, or any Co-President or any Vice
Chairman. The Board of Directors may require any and all officers and employees to give security for the faithful performance of their duties.

SECTION 2. The Board of Directors shall designate the Chief Executive Officer of the Company who may also hold the additional title of Chairman of the Board, or
President, or any Co-President, and such person shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee,
all of the powers vested in such Chief Executive Officer by law or by these
By-Laws, or which usually attach or pertain to such office. The other officers shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee or the Chairman of the Board or, the Chief Executive
Officer, the powers vested by law or by these By-Laws in them as holders of their respective offices and, in addition, shall perform such other duties as shall be assigned to them by the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer.

The General Auditor shall be responsible, through the Audit Committee, to the
Board of Directors for the determination of the program of the internal audit function and the evaluation of the adequacy of the system of internal controls.
Subject to the Board of Directors, the General Auditor shall have and may exercise all the powers and shall perform all the duties usual to such office and shall have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or vested in him by law or by these
By-Laws. He shall perform such other duties and shall make such investigations, examinations and reports as may be prescribed or required by the Audit
Committee. The General Auditor shall have unrestricted access to all records and premises of the Company and shall delegate such authority to his subordinates.
He shall have the duty to report to the Audit Committee on all matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which he deems advisable or which the Audit Committee may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the Company to the Audit Committee at least quarterly on any matters concerning the internal audit program and the adequacy of the system of internal controls of the Company that should be brought to the attention of the directors except those matters responsibility for which has been vested in the General Credit Auditor. Should the General Auditor deem any matter to be of special immediate importance, he shall

                                      -11-

report thereon forthwith to the Audit Committee. The General Auditor shall report to the Chief Financial Officer only for administrative purposes.

The General Credit Auditor shall be responsible to the Chief Executive Officer and, through the Audit Committee, to the Board of Directors for the systems of internal credit audit, shall perform such other duties as the Chief Executive
Officer may prescribe, and shall make such examinations and reports as may be required by the Audit Committee. The General Credit Auditor shall have unrestricted access to all records and may delegate such authority to subordinates.

SECTION 3. The compensation of all officers shall be fixed under such plan or plans of position evaluation and salary administration as shall be approved from time to time by resolution of the Board of Directors.

SECTION 4. The Board of Directors, the Executive Committee, the Chairman of the
Board, the Chief Executive Officer or any person authorized for this purpose by the Chief Executive Officer, shall appoint or engage all other employees and agents and fix their compensation. The employment of all such employees and agents shall continue during the pleasure of the Board of Directors or the
Executive Committee or the Chairman of the Board or the Chief Executive Officer
or any such authorized person; and the Board of Directors, the Executive
Committee, the Chairman of the Board, the Chief Executive Officer or any such authorized person may discharge any such employees and agents at will.

                                    ARTICLE V

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1. The Company shall, to the fullest extent permitted by Section 7018 of the New York Banking Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is servicing or served in any capacity at the request of the Company by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 2. The Company may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Banking Law or other rights

                                      -12-

created by (i) a resolution of stockholders, (ii) a resolution of directors, or
(iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 4. Any director or officer of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred to in clause (i) in any capacity shall be deemed to be doing so at the request of the Company. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the Company, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive
Officer, the President or any Co-President, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief
Executive Officer, the President or any Co-President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses)
interpreted on the basis of the applicable law in effect at the time of occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 6. The right to be indemnified or to the reimbursement or advancement of expense pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstance, nor an actual determination by the Company (including its Board of
Directors,

                                      -13-

independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 8. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only as provided in Sections 1 and 3, notwithstanding any provision of the New York Banking Law to the contrary.

                                   ARTICLE VI

                                      SEAL

SECTION 1. The Board of Directors shall provide a seal for the Company, the counterpart dies of which shall be in the charge of the Secretary of the Company and such officers as the Chairman of the Board, the Chief Executive Officer or
the Secretary may from time to time direct in writing, to be affixed to certificates of stock and other documents in accordance with the directions of the Board of Directors or the Executive Committee.

SECTION 2. The Board of Directors may provide, in proper cases on a specified occasion and for a specified transaction or transactions, for the use of a printed or engraved facsimile seal of the Company.

                                   ARTICLE VII

                                  CAPITAL STOCK

SECTION 1. Registration of transfer of shares shall only be made upon the books of the Company by the registered holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the
Company, on the surrender of the certificate or certificates of such shares properly assigned for transfer.

                                  ARTICLE VIII

                                  CONSTRUCTION

SECTION 1. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

                                      -14-

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. These By-Laws may be altered, amended or added to by the Board of
Directors at any meeting, or by the stockholders at any annual or special meeting, provided notice thereof has been given.

                                      -15-

DEUTSCHE BANK TRUST COMPANY AMERICAS                                  FFIEC 031
--------------------------------------------
Legal Title of Bank                                                   RC-1
NEW YORK
--------------------------------------------
City                                                                  11
NY                                10005-2858
--------------------------------------------
State                               Zip Code

FDIC Certificate Number  -  00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------

ASSETS
  1.    Cash and balances due from depository institutions (from Schedule RC-A):
         a.   Noninterest-bearing balances and currency and coin (1) ...................
         b.   Interest-bearing balances (2) ............................................
  2.    Securities:
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ...............
         b.   Available-for-sale securities (from Schedule RC-B, column D)..............
  3.   Federal funds sold and securities purchased under agreements to resell...........
        a.   Federal funds sold in domestic offices.....................................

        b.   Securities purchased under agreements to resell (3)........................
  4.   Loans and lease financing receivables (from Schedule RC-C):
        a.   Loans and leases held for sale
        b.   Loans and leases, net unearned income...................................... B528      10,097,000
        c.   LESS:   Allowance for loan and lease losses ............................... 3123         406,000
        d.   Loans and leases, net of unearned income and
             allowance (item 4.b minus 4.c) ............................................
  5.   Trading Assets (from schedule RC-D)  ............................................
  6.   Premises and fixed assets (including capitalized leases) ........................
  7.   Other real estate owned (from Schedule RC-M) ....................................
  8.   Investments in unconsolidated subsidiaries and associated companies
             (from Schedule RC-M)
  9.   Customers' liability to this bank on acceptances outstanding ....................
 10.   Intangible assets ...............................................................
        a.   Goodwill..................    .............................................
        b.   Other intangible assets (from Schedule RC-M)
 11.   Other assets (from Schedule RC-F) ...............................................
 12.   Total assets (sum of items 1 through 11) ........................................
-------------------------------------

                                                                                        |  RCFD                          |
-----------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                  |  / / / / / / / / / / / /       |
  1.    Cash and balances due from depository institutions (from Schedule RC-A):        |  / / / / / / / / / / / /       |
         a.   Noninterest-bearing balances and currency and coin (1) ...................|   0081              2,807,000  |1.a.
         b.   Interest-bearing balances (2) ............................................|   0071                113,000  |1.b.
  2.    Securities:                                                                     |  / / / / / / / / / / / /       |
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ...............|   1754                      0  |2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)..............|   1773                 58,000  |2.b.
  3.   Federal funds sold and securities purchased under agreements to resell...........|   RCON                         |3.
        a.   Federal funds sold in domestic offices.....................................|    B987             1,958,000  | 3.a
                                                                                        |   RCFD                         |
        b.   Securities purchased under agreements to resell (3)........................|    B989            5,503,0000  | 3.b
  4.   Loans and lease financing receivables (from Schedule RC-C):                      |   / / / / / / / / / / / /      |
        a.   Loans and leases held for sale                                             |   5369                      0  |4.a.
        b.   Loans and leases, net unearned income......................................|   / / / / / / / / / / / /      |4.b.
        c.   LESS:   Allowance for loan and lease losses ...............................|   / / / / / / / / / / / /      |4.c.
        d.   Loans and leases, net of unearned income and                               |   / / / / / / / / / / / /      |
             allowance (item 4.b minus 4.c) ............................................|   B529              7,149,000  |4.d.
  5.   Trading Assets (from schedule RC-D)  ............................................|   3545             12,644,000  |5.
  6.   Premises and fixed assets (including capitalized leases) ........................|   2145                278,000  |6.
  7.   Other real estate owned (from Schedule RC-M) ....................................|   2150                 60,000  |7.
  8.   Investments in unconsolidated subsidiaries and associated companies
             (from Schedule RC-M)                                                       |   2130              3,046,000  |8.
  9.   Customers' liability to this bank on acceptances outstanding ....................|   2155                      0  |9.
 10.   Intangible assets ...............................................................|   / / / / / / / / / / / /      |
        a.   Goodwill..................    .............................................|  3163                       0  |10.a
        b.   Other intangible assets (from Schedule RC-M)                               |  0426                  29,000  | 10.b
 11.   Other assets (from Schedule RC-F) ...............................................|  2160               2,193,000  |11.
 12.   Total assets (sum of items 1 through 11) ........................................|  2170              35,838,000  |12.
                                                                                        ----------------------------------

--------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3)  Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

                                      -16-

DEUTSCHE BANK TRUST COMPANY AMERICAS                                   FFIEC 031
--------------------------------------------
Legal Title of Bank                                                    RC-2

FDIC Certificate Number  -  00623                                      12

SCHEDULE RC--CONTINUED

                                              DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
13.   Deposits:                                                                                |  / / / / / / / / / / / / /|
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)     | RCON 2200       8,679,000 |13.a.
         (1) Noninterest-bearing(1) ...................................RCON 6631    3,050,000  | / / / / / / / / / / / / / |13.a.(1)
         (2) Interest-bearing .........................................RCON 6636    6,784,000  | / / / / / / / / / / / / / |13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E     | / / / / / / / / / / / / / |
         part II)                                                                              | RCFN 2200       8,941,000  |13.b.
         (1) Noninterest-bearing ......................................RCFN 6631    1,814,000  | / / / / / / / / / / / / / |13.b.(1)
         (2) Interest-bearing .........................................RCFN 6636    7,609,000  | / / / / / / / / / / / / / |13.b.(2)
14.   Federal funds purchased and securities sold under agreements to repurchase:              | RCON                      |
       a.   Federal Funds purchased in domestic offices (2)....................................| B993            7,341,000 | 14.a
                                                                                               | RCFD                      |
       b.   Securities sold under agreements to repurchase (3).................................| 8995                    0 | 14.b
15.   Trading liabilities (from Schedule RC-D).................................................| RCFD 3548       1,331,000 |15.
16.   Other borrowed money (includes mortgage indebtedness and obligations
      under capitalized leases):                                                               | / / / / / / / / / / / / / |
      (from Schedule RC-M):                                                                    | RCFD 3190         103,000 |16.
17.   Not Applicable.                                                                          | / / / / / / / / / / / / / |17.
18.   Bank's liability on acceptances executed and outstanding ................................| RCFD 2920               0 |18.
19.   Subordinated notes and debentures (2)....................................................| RCFD 3200           9,000 |19.
20.   Other liabilities (from Schedule RC-G) ..................................................| RCFD 2930       1,711,000 |20.
21.   Total liabilities (sum of items 13 through 20) ..........................................| RCFD 2948      28,115,000 |21.
22.   Minority interest in consolidated subsidiaries                                           | RCFD 3000         624,000 |22.
                                                                                               | / / / / / / / / / / / / / |
EQUITY CAPITAL                                                                                  | / / / / / / / / / / / / / |
23.   Perpetual preferred stock and related surplus ...........................................| RCFD 3838       1,500,000 |23.
24.   Common stock ............................................................................| RCFD 3230       2,127,000 |24.
25.   Surplus (exclude all surplus related to preferred stock) ................................| RCFD 3839         584,000 |25.
26.   a.   Retained earnings ..................................................................| RCFD 3632       2,879,000 |26.a.
      b.   Accumulated other comprehensive Income (3) ...............................          | RCFD B530           9,000 |26.b.
27.   Other equity capital components (4) ................................................     | RCFD A130               0 |27.
28.   Total equity capital (sum of items 23 through 27) .......................................| RCFD 3210       7,099,000 |28.
29.   Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)...| RCFD 3300      35,838,000 |29.
                                                                                               |                           |
                                                                                                ---------------------------

Memorandum
To be reported only with the March Report of Condition.

  1.   Indicate in the box at the right the number of the statement below that best describes the
       most comprehensive level of auditing work performed for the bank by independent external                   Number
       auditors as of any date during 2001....................................................|   RCFD  6724       N/A   |  M.1

1   =  Independent audit of the bank conducted in accordance         5   =  Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank            authority)
2   =  Independent audit of the bank's parent holding company        6   =  Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing             auditors
       standards by a certified public accounting firm which         7   =  Compilation of the bank's financial statements by
       submits a report on the consolidated holding company                 external auditors
       (but not on the bank separately)                              8   =  Other audit procedures (excluding tax preparation work)
3   =  Attestation on bank management's assertion on the             9   =  No external audit work
       effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4   =  Directors' examination of the bank conducted in
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

--------------------
(1)    Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)    Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."
(3)    Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)    Includes limited-life preferred stock and related surplus.
(5)    Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)    Includes treasury stock and unearned Employee Stock Plan shares.